EXHIBIT 14

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the use of our report dated December 10, 1999 with respect to Dreyfus Short Term High Yield Fund, a portfolio of Dreyfus Debt and Equity Funds, which is incorporated by reference, in this Registration Statement on Form N-14 of The Dreyfus/Laurel Funds Trust.



                                              ERNST & YOUNG LLP


New York, New York
June 16, 2000